CERTIFICATION

James B. Potkul, President/Principal Financial Officer of Bread & Butter Fund (the “Registrant”), certifies to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2013 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principal Financial Officer

Bread & Butter Fund

/s/James B. Potkul

James B. Potkul

Date: March 7, 2014

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Bread & Butter Fund and will be retained by Bread & Butter Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.